Exhibit 10.5


                 AMENDMENT NO. 1 TO SECURITES PURCHASE AGREEMENT



     This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated as of August 19, 2004 (this "Amendment No. 1"), by and between SECURED DIGITAL APPLICATIONS, INC., a Delaware corporation (the "Company"), SDA AMERICA, INC., a Delaware corporation ("SDA America"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus").

     Reference is made to that certain Securities Purchase Agreement, dated as of May 28, 2004, among the Company, SDA America and Laurus related to the Series A Preferred referred to therein (as amended, modified or supplemented from time to time, the "Securities Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 6.5 of the Securities Purchase Agreement is amended to read as follows:

     "6.5 Use of Funds.

          The Company agrees that it and its Subsidiaries will use the proceeds of the sale of the Series A Preferred as follows: (a) for acquisition of 100% of the equity interests of one or more other companies that meet the following criteria: (i) revenue in excess of $10,000,000 for the four most recently ended fiscal quarters of such company, (ii) positive net income for the four most recently ended fiscal quarters of such company, (iii) positive cash flow from operations for the four most recently ended fiscal quarters of such company, (iv) the fair market value of such company, as set forth in an appraisal from an independent appraiser acceptable to the Purchaser (which appraisal shall be delivered by the Company to the Purchaser), is greater than or equal to $5,000,000, (v) such company provides audited financial statements for its two most recently ended fiscal years to the Purchaser and/or (vi) the Board of Directors of the Company approves the acquisition of such company; and (b) for working capital purposes, so long as the amount of proceeds utilized in accordance with this clause (b) does not exceed the stated amount of Series A Preferred which has been converted into Common Stock of the Company in accordance with the terms of this Agreement and the Related Agreements. The Company agrees that it and its Subsidiaries will use the proceeds of the sale of the Warrant for working capital. In connection with the foregoing it is understood that the entire amount of the proceeds of the Series A Preferred will be deposited in the Restricted Account on the Closing Date, shall be subject to the terms and conditions of the Restricted Account Agreement and shall be maintained in the Restricted Account unless the Company or any of its Subsidiaries utilizes such proceeds in accordance with this Section 6.5."

     2. This Amendment No. 1 shall be effective as of the date hereof following the execution of same by each of the Company, SDA America and Laurus.

     3.   There are no other amendments to the Securities Purchase Agreement.

     4. Each of the Company and SDA America hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by the Company in connection with the Securities Purchase Agreement, the Certificate of Designations and the Related Agreements are true correct and complete and all of the Parent's and the Company's covenant requirements have been met. As of the date hereof, no Event of Default under any Related Agreement has occurred or is continuing.

     5. This Amendment No. 1 shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.



                     [Remainder of Page Intentionally Blank]
                            [Signature Page Follows]

     IN WITNESS WHEREOF, each of the Company, SDA America and Laurus has caused this Amendment No. 1 to the Securities Purchase Agreement signed in its name effective as of this 19th day of August 2004.




                                    SECURED DIGITAL APPLICATIONS, INC.


                                    By:/s/ Patrick Soon-Hock Lim
                                       -------------------------
                                    Name:  Patrick Soon-Hock Lim
                                    Title: Chairman



                                    SDA AMERICA, INC.

                                    By:/s/ Patrick Soon-Hock Lim
                                       -------------------------
                                    Name:  Patrick Soon-Hock Lim
                                    Title: President

                                    LAURUS MASTER FUND, LTD.



                                    By:/s/ John Tucker
                                       ---------------
                                    Name:  John Tucker
                                    Title: Counsel